Exhibit 99.1

Bloggerwave to Launch Global Campaign for U.S. Biotech Company

MOUNTAIN VIEW, CA--(Marketwire - 05/18/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), an innovative commercial blogging company, announced today it will launch a global campaign for Oxis International, Inc., a California-based, biotechnology company that is the premier nutraceutical provider for a potent antioxidant, Ergothioneine, which is being commercialized as a nutraceutical dietary supplement, Ergoplex™.

Bloggerwave will engage 3,000 members of its international blogging network to bring Oxis's lead product Ergoplex to the attention of the health-conscious public and businesses that serve them. Oxis believes it is the only significant commercial source of pure Ergothioneine worldwide using this patented synthetic manufacturing process.

"This will be one of the largest campaigns we have launched so far," stated Ulrik Thomsen, Bloggerwave Director. "We will coordinate our rapidly growing blogger network in the U.S. together with others throughout Europe and Asia who are knowledgeable about the health and nutrition markets."

Anthony Cataldo, Chairman and CEO of Oxis, said, "Internet marketing is the fastest and best way today to spread the word about a powerful innovative product like Ergoplex. Independent bloggers, like those in the Bloggerwave network, have high credibility and will attract a diverse audience of health-conscious people who work in stressful situations and recognize the enormous benefits of our product for improving and maintaining their health. We're very pleased to leverage the efficient and cost-effective marketing power of Bloggerwave."

About Oxis International, Inc.

Oxis International, Inc. develops technologies and products to research, diagnose, treat and prevent diseases of oxidative stress/inflammation associated with damage from free radical and reactive oxygen species (ROS). The company holds the rights to several therapeutic classes of compounds in the area of oxidative stress, and has focused commercialization programs that include SOD (superoxide dismutase), MPO (myeloperoxidase), GPx (glutathione peroxidase), as well as a highly potent antioxidant, Ergothioneine, that may be sold over-the-counter (OTC) as a dietary supplement. For more information please visit www.oxis.com.

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines --and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors. The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com